FEDERAL AFFORDABLE HOUSING CORPORATION

                 Computation of Earnings (Loss) Per Common Share

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                                                     For the Three Months Ended                For the Six Months Ended
                                                             November 30,                             November 30,
                                               -------------------------------------     ------------------------------------
                                                    1998                 1997                 1998                1997
                                               ----------------    -----------------     ----------------    ----------------

Shares  outstanding:                               493,500              493,500              493,500             493,500
Weighted average shares outstanding                493,500              493,500              493,500             493,500
Net income (loss)                              $       (76)        $     10,130          $     1,899         $     6,912

Net income (loss) per common share             $     (0.00)        $       0.02          $     0.004         $      0.01

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